UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2026, Roadzen Inc. (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Maxim Group LLC (the “Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with purchasers for the purchase and sale, in a best efforts offering (the “Offering”), of 4,705,870 of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”), at an offering price of $1.70 per Share.

The Offering closed on May 5, 2026. The Company received gross proceeds of $7,999,979 in connection with the Offering, before deducting Placement Agent fees and other Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Company may also use a portion of the net proceeds to repay indebtedness outstanding.

The 4,705,870 Ordinary Shares sold in the Offering were offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-282966), previously filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2024 and declared effective on November 12, 2024, including the base prospectus contained therein and a prospectus supplement dated May 4, 2026.

As part of its compensation for acting as Placement Agent for the Offering, the Company paid the Placement Agent a cash fee of 6.0% of the aggregate gross proceeds and $30,000 as reimbursement of the Placement Agent’s accountable expenses.

The Agency Agreement and the Purchase Agreement contain customary representations, warranties and covenants made by the Company. They also provide for customary indemnification by the Company for losses or damages arising out of or in connection with the Offering, among other things. In addition, pursuant to the terms of the Agency Agreement, the Company has agreed for a period of 20-days from May 5, 2026, subject to certain exceptions, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share equivalents, other than certain exempted issuance, or (ii) file any registration statement or any amendment or supplement thereto, other than the prospectus supplement in connection with the Offering or a registration statement on Form S-8 in connection with any employee benefit plan.

The foregoing descriptions of the Agency Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Agency Agreement and the Purchase Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively.

The representations, warranties and covenants contained in the Agency Agreement and the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the applicable agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, each of the Agency Agreement and the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of such agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The legal opinion, including the related consent, of Maples & Calder relating to the issuance and sale of the Ordinary Shares issued in the Offering is filed as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On May 4, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of Maples & Calder.
10.1	Placement Agency Agreement, dated May 4, 2026.
10.2	Form of Securities Purchase Agreement, dated May 4, 2026.
23.1	Consent of Maples & Calder (included in Exhibit 5.1).
99.1	Press Release dated May 4, 2026.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	May 5, 2026	By:	/s/ Jean-Noel Gallardo
		Name:	Jean-Noel Gallardo
		Title:	Chief Financial Officer